                                  EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE

                                                    Three Months ended           Six Months ended
                                                         June 30,                    June 30,
                                                    2000          1999          2000          1999
                                                 ----------    ----------    ----------    ----------

Net income                                       $  589,759    $  548,034    $1,268,723    $  751,548
                                                 ==========    ==========    ==========    ==========

Weighted average number of common
  and common equivalent shares:

Weighted average common shares outstanding        2,698,746     2,611,792     2,698,746     2,530,672

Shares issued from assumed exercise of
  common stock equivalents(1)                            --        28,435           957        30,495
                                                 ----------    ----------    ----------    ----------

Weighted average number of common and
  common equivalent shares outstanding            2,698,746     2,640,227     2,699,703     2,561,167
                                                 ==========    ==========    ==========    ==========

Earnings per share:
         Basic                                   $      .22    $      .21    $      .47    $      .30
                                                 ==========    ==========    ==========    ==========

         Diluted                                 $      .22    $      .21    $      .47    $      .29
                                                 ==========    ==========    ==========    ==========

(1) The number of common stock equivalents excluded from the computation of earnings per share because they were antidilutive were 179,030 and 31,289 for three months ended June 30, 2000 and 1999, respectively, and 144,263 and 35,508 for the six months ended June 30, 2000 and 1999, respectively.